EXHIBIT 10.1

AMENDMENT #3 TO EMPLOYMENT AGREEMENT

ePlus inc. (the “Company”), a Delaware corporation, and Phillip G. Norton (the “Executive”) (collectively, “the Parties”) have previously entered into an Employment Agreement, effective October 1, 2011, Amendment #1, effective August 1, 2012, and Amendment # 2, effective July 1, 2013.   The Employment Agreement, Amendment # 1 and Amendment #2 are collectively referred to herein as “the Agreement.”  The Parties hereby agree to this Amendment #3 (“Amendment #3”).

1.           Paragraph 2(b) of the Agreement shall be replaced in its entirety with the following:

(b)	“Employment Term” shall be the period from October 1, 2011, through and including July 31, 2016.

No other provision of the Agreement is affected by this Amendment #3.

/s/ John E. Callies		/s/ Phillip G. Norton
John E. Callies		Phillip G. Norton
Chairman, Compensation Committee		Chief Executive Officer and President

Date:	February 14, 2014	Date:	February 14, 2014

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